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                                                                  EXHIBIT 4.1(b)

                   AGREEMENT OF SUBSTITUTION AND AMENDMENT
                               OF RIGHTS AGREEMENT


      This Agreement of Substitution and Amendment is entered into as of May 21, 2001, by and between Cannondale Corporation, a Delaware corporation (the "Company"), and American Stock Transfer and Trust Company, a New York banking corporation ("AST").

                                    RECITALS

A. On or about December 22, 1997, the Company entered into a Rights Agreement (the "Rights Agreement") with BankBoston, N.A. (the "Predecessor Agent") as rights agent.

B. The Company wishes to remove the Predecessor Agent and substitute AST as rights agent pursuant to Section 21 of the Rights Agreement.

C. The Company has given the Predecessor Agent notice of removal of the Predecessor Agent as rights agent.


                                    AGREEMENT

      NOW THEREFORE, in consideration of the foregoing and of other consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Section 21 of the Rights Agreement is hereby amended to provide that any successor rights agent shall, at the time of its appointment as rights agent, have a combined capital and surplus of at least $10 million, rather than $25 million.

2. The Company hereby appoints AST as rights agent pursuant to Section 21 of the Rights Agreement, to serve in that capacity for the consideration and subject to all of the terms and conditions of the Rights Agreement.

3. AST hereby accepts the appointment as rights agent pursuant to Section 21 of the Rights Agreement and agrees to serve in that capacity for the consideration and subject to all of the terms and conditions of the Rights Agreement.

4. From and after the effective date hereof, each and every reference in the Rights Agreement to a "Rights Agent" shall be deemed to be a reference to AST.

5. Section 26 of the Rights Agreement is amended to provide that notices or demands shall be addressed as follows (until another address is filed):
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If to the Company:      Cannondale Corporation
                        16 Trowbridge Drive
                        Bethel, Connecticut 06801
                        Attention: Chief Financial Officer

   with a copy to:      Kelley Drye & Warren LLP
                        Two Stamford Plaza
                        281 Tresser Blvd.
                        Stamford, CT 06901
                        Attention: John T. Capetta


If to AST:              American Stock Transfer & Trust Company
                        59 Maiden Lane
                        New York, NY 10038
                        Attention: Shareholder Services Division

6. Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.

7. This Agreement of Substitution and Amendment may be executed in one or more counterparts, each of which shall together constitute one and the same document.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the dated indicated above.


                                   CANNONDALE CORPORATION


                                   By:    /s/ Joseph S. Montgomery
                                           -----------------------------------
                                   Name:      Joseph S. Montgomery
                                           -----------------------------------
                                   Title:     President
                                           -----------------------------------



                                   AMERICAN STOCK TRANSFER & TRUST
                                   COMPANY


                                    By:    /s/ Herbert J. Lemmer
                                           -----------------------------------
                                    Name:        Herbert J. Lemmer
                                           -----------------------------------
                                    Title:       Vice President
                                           -----------------------------------

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